UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: July 26, 2017
Date of Earliest Event Reported: July 26, 2017
MID-CON ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2431 E. 61st Street, Suite 850
Tulsa, Oklahoma
(Address of principal executive offices)
74136
(Zip code)
(918) 743-7575
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information disclosed in this Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.
On July 26, 2017, the Partnership issued a press release announcing a cash distribution for its Class A Convertible Preferred Units (the “Preferred Units”) as further described below and in the press release. Additionally, the Partnership announced it will release its financial and operating results for the second quarter ended June 30, 2017, after the market close on Wednesday, August 2, 2017. Management will host a conference call on Thursday, August 3, 2017, at 9:00 a.m. ET. The corresponding materials utilized for the conference call will be accessible on our website, www.midconenergypartners.com, no later than the morning of the event.
A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.
On July 26, 2017, the Partnership issued a press release announcing that the Board declared a cash distribution for its Preferred Units for the second quarter ended June 30, 2017, according to terms outlined in the Partnership Agreement. A cash distribution of $0.043 per Preferred Unit will be paid on August 14, 2017 to holders of record as of the close of business on August 7, 2017.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
99.1 Press release dated July 26, 2017.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
By: Mid-Con Energy GP, LLC,
its general partner

Date: July 26, 2017	By:	/s/Charles L. McLawhorn, III
Charles L. McLawhorn, III
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 26, 2017.